Exhibit 99.2
STERIS Announces Chief Financial Officer Transition
Long-time CFO Michael J. Tokich to be succeeded by Karen L. Burton,
Chief Accounting Officer
DUBLIN, IRELAND – August 6, 2025 - STERIS plc (NYSE: STE) (“STERIS” or the “Company”) announced today that Michael J. Tokich, Senior Vice President and Chief Financial Officer (CFO), is stepping down from his role following seventeen years as CFO. The transition from Tokich to Karen L. Burton, currently Vice President and Chief Accounting Officer (CAO), will occur on August 18, 2025. Thereafter, Tokich will become Senior Financial Advisor, reporting to the CEO.

"Mike’s contributions over the past 25 years at STERIS have been instrumental in our growth and success," said Dan Carestio, STERIS President and CEO. "Mike is an exceptional leader and financial executive. Our growth since Mike became CFO is impressive on all measures, with revenue that has quadrupled and market capitalization that has increased from $1 billion to $22 billion today. We are deeply appreciative of his contributions to STERIS, our Customers, our people and our investors.”

Tokich has served as STERIS’s Senior Vice President and CFO since 2008. He joined STERIS in 2000 as Assistant Controller and served in roles of increasing responsibility leading up to promotion to CFO. In addition to leading STERIS’s traditional finance functions, Tokich has added responsibility for many corporate functions over the years, including regulatory, compliance, IT, government affairs and global facilities.

Burton will succeed Tokich as Senior Vice President and CFO, reporting to Carestio. Tokich and Burton have worked closely together for twenty years and will ensure a smooth transition. In this role, Burton will join STERIS’s senior executive board and have responsibility for all global finance functions as well as IT. Burton joined STERIS as Assistant Controller in 2004 and became CAO in 2017. Over the past two decades, Burton has held roles of increasing responsibility within the finance organization at STERIS. As CAO, she has responsibility for the accounting, treasury, tax and corporate finance functions.

“Karen has been an invaluable leader within our finance team for two decades and is the ideal candidate for this role,” said Carestio. “This has been a well-planned succession, which is a credit to both Karen and Mike. I am confident it will be a smooth transition.”

About STERIS
STERIS is a leading global provider of products and services that support patient care with an emphasis on infection prevention. WE HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science products and services around the globe. For more information, visit www.steris.com.

Company Contact:
Julie Winter, Vice President, Investor Relations and Corporate Communications
Julie_Winter@steris.com
+1.440.392.7245

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology.

Many factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, those identified in STERIS’s recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: (a) operating costs, pressure on pricing (including, without limitation, as a result of inflation), Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected and leading to erosion of profit margins; (b) STERIS’s ability to successfully integrate acquired businesses into its existing businesses, including unknown or inestimable liabilities, impairments, or increases in expected integration costs or difficulties in connection with the integration of such businesses; (c) changes in tax laws or interpretations or the adoption of certain income tax treaties in jurisdictions where we operate that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes, or tariffs and/or other trade barriers; (d) the possibility that compliance with laws, court rulings, certifications, regulations, or other regulatory actions, or the outcome of any pending or threatened litigation, including the ethylene oxide litigation, may delay, limit or prevent new product or service introductions, impact production, supply and/or marketing of existing products or services, result in uncovered costs, or otherwise affect STERIS’s performance, results, prospects or value; (e) the potential of international unrest, including military conflicts, economic downturn and effects of currency fluctuations; (f) the possibility of delays in receipt of orders, order cancellations, or the manufacture or shipment of ordered products; (g) the possibility that anticipated growth, performance or other results may not be achieved, or that timing, execution, impairments, or other issues associated with STERIS’s businesses, industry or initiatives may adversely impact STERIS’s performance, results, prospects or value; (h) the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto by non-U.S. governments; (i) the possibility that anticipated financial results, anticipated revenue, productivity improvements, cost savings, growth synergies, and other anticipated benefits of acquisitions, restructuring efforts, and divestitures will not be realized or will be less than anticipated; (j) the level of STERIS’s indebtedness limiting financial flexibility or increasing future borrowing costs; (k) the effects of changes in credit availability and pricing, as well as the ability of STERIS and STERIS’s Customers and suppliers to adequately access the credit markets, on favorable terms or at all, when needed; (l) the impacts of increasing competition within our industry, which may exert pressure on our pricing strategy or lead to decreasing demand for our products and services; (m) the effects on our operations resulting from labor-related issues, such as strikes, unsuccessful union negotiations and other workforce disruptions; (n) the possibility of economic downturns and recessions, which could negatively impact our business by reducing consumer and Customer spending. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized.